UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2006

Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On September 21, 2006, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (the “Company”) adopted amendments to Articles II and III of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for a majority vote standard for the election of directors. In future uncontested elections of directors, each director of the Company will be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under previous Bylaw provisions, directors were elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In contested elections, directors will continue to be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. For purposes of the Bylaws as amended, a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

          Under the Bylaws as amended, following any uncontested election, an incumbent director who does not receive the required majority vote must promptly tender his or her resignation. The Board committee responsible for recommending nominees for appointment or election to the Board, which is currently the Compensation, Nominating and Governance Committee, will consider the resignation and make a recommendation to the Board as to whether the resignation should be accepted.

          The Delaware General Corporation Law was amended, effective August 1, 2006, to make it possible for a director to submit an irrevocable resignation in advance of an election that will take effect upon his or her failure to achieve a specified vote for reelection. To take advantage of the new Delaware law, the Board also amended the Company’s Corporate Governance Guidelines to require that no director may be nominated for election to the Board unless the director agrees in advance to resign should the director fail to receive the majority vote required by the Bylaws in an uncontested election. The revised Corporate Governance Guidelines are available on the Company’ website, at www.walmartstores.com in the “Investors” section.

          The Board must act on the committee’s recommendation within 90 days following certification of the stockholder vote. If the Board does not accept a director’s resignation, the director will continue to serve until the next annual shareholders’ meeting or his or her successor is duly elected and qualified or until the director’s earlier death, other resignation, or removal. In addition, the Board shall, within four business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting a resignation offer, by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication. If a director’s resignation is accepted or, in an uncontested election, a nominee who is not an incumbent director is not elected, the Board may fill the resulting vacancy by the vote of a majority of the remaining directors or decrease the size of the Board.

          The Bylaws as amended became effective immediately upon their adoption by the Board. A copy of the Bylaws as amended is attached as Exhibit 3.1 to this Current Report on Form 8-K and a copy marked to show changes to the former Bylaws has been included as Exhibit 3.2 to this Current Report on Form 8-K. A copy of the press release announcing the Company’s adoption of majority voting in the election of directors is attached as Exhibit 99.1 to this Current

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Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Wal-Mart Stores, Inc.

3.2	Amended and Restated Bylaws of Wal-Mart Stores, Inc. marked to show changes effected by the amendments discussed herein

99.1	Press release dated September 25, 2006, regarding the amendment of the Bylaws to provide for a majority voting standard in the election of directors

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: September 25, 2006

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart

Jeffrey J. Gearhart
Vice President and General Counsel, Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws marked to show changes to the former Bylaws
3.2	Amended and Restated Bylaws of Wal-Mart Stores, Inc. marked to show changes to the Bylaws effected by the amendments discussed herein
99.1	Press release dated September 25, 2006, regarding the amendment of the Bylaws to provide for a majority voting standard in the election of directors